EXHIBIT 107

Calculation of Filing Fee Tables1

Form S-1

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common stock, $0.05 par value per share	Rule 457(o)			10,000,000	0.0001102	$1,102.00

	Equity	Common warrants	Other

Fees to be Paid	Equity	Common stock, $0.05 par value per share, underlying common warrants (2)	Other Rule 457(o)			500,000	0.0001102	55.10

	Total Offering Amounts					10,500,000		1,157.10
	Total Fees Previously Paid							$1,157.10
	Total Fee Offsets							--
	Net Fee Due							$-

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the Securities Act ).

(2)

Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock split, stock dividends, recapitalizations, or other similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

1 Updated Table